Exhibit 8.1

The following is a list of subsidiaries of Bancolombia S.A. as of December 31, 2014:

SUBSIDIARIES

Entity	Location	Business	Participation Percentage 2014	Participation Percentage 2013

Leasing Bancolombia S.A. Compañía de Financiamiento	Colombia	Leasing	100.00%	100.00%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%
Compañía de Financiamiento Tuya S.A. ( Formerly Compañía de Financiamiento Sufinanciamiento S.A.)	Colombia	Financial services	99.99%	99.99%
Factoring Bancolombia S.A. Compañía de Financiamiento (wound up in 2014)	Colombia	Financial services	0.00%	100.00%
Patrimonio Autónomo Cartera LBC	Colombia	Loan management	100.00%	100.00%
Renting Colombia S.A.	Colombia	Operating leasing	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%
Valores Simesa S.A.	Colombia	Investments	68.57%	68.57%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%
CFNS Infraestructura S.A.S. (into liquidation)	Colombia	Investments	99.94%	99.94%
BIBA Inmobiliaria S.A.S. (Formerly Inmobiliaria Bancol S.A.)	Colombia	Real estate broker	100.00%	100.00%
Vivayco S.A.S. (into liquidation)	Colombia	Portfolio Purchase	74.95%	74.95%
Uff Móvil S.A.S.	Colombia	Mobile network operator	75.05%	75.05%
FCP Fondo Colombia Inmobiliario S.A.	Colombia	Real estate broker	50.28%	50.28%
Bancolombia PanamA S.A.	Panama	Banking	100.00%	100.00%
Valores Bancolombia Panama S.A.	Panama	Securities brokerage	100.00%	100.00%
Suvalor Panama Fondo de Inversión S.A.	Panama	Holding	100.00%	100.00%
Suvalor Renta Variable Colombia S.A.	Panama	Collective investment fund	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%
Suvalor Renta Fija Internacional Largo Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%
Sistema de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%
Banagrícola S.A.	Panama	Investments	99.16%	99.16%
Banistmo S.A.	Panama	Banking	98.12%	98.12%
Banistmo Investment Corporation S.A.	Panama	Trust	98.12%	98.12%
Financiera Flash S.A.	Panama	Financial services	98.12%	98.12%
Grupo Financomer S.A.	Panama	Financial services	98.12%	98.12%
Leasing Banistmo S.A.	Panama	Leasing	98.12%	98.12%
Seguros Banistmo S.A.	Panama	Insurance company	98.12%	98.12%
Securities Banistmo S.A.	Panama	Purchase and sale of securities	98.12%	98.12%
Banistmo Capital Markets Group Inc	Panama	Purchase and sale of securities	98.12%	98.12%
Anavi Investment Corporation S.A.	Panama	Real estate broker	98.12%	98.12%
Williamsburg International Corp.	Panama	Real estate broker	98.12%	98.12%
Van Dyke Overseas Corp.	Panama	Real estate broker	98.12%	98.12%
Desarrollo de Oriente S.A.	Panama	Real estate broker	98.12%	98.12%
Bien Raices Armuelles S.A.	Panama	Real estate broker	98.12%	98.12%
Steens Enterpresies S.A.	Panama	Portfolio holder	98.12%	98.12%
Ordway Holdings S.A.	Panama	Real estate broker	98.12%	98.12%
Inversiones Castan S.A. (wound up in 2014)	Panama	Real estate broker	0.00%	98.12%
Financomer S.A.	Panama	Financial services	98.12%	98.12%
Banistmo Asset Management Inc	Panama	Purchase and sale of securities	98.12%	98.12%
M.R. C Investment Corp.	Panama	Real estate broker	98.12%	98.12%
Inmobiliaria Bickford S.A.	Panama	Real estate broker	98.12%	98.12%
Banco Agrícola S.A.	El Salvador	Banking	97.35%	97.35%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.35%	97.35%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.35%	97.35%
Valores Banagricola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.89%	98.89%
Arrendamiento Operativo CIB S.A.C.	Peru	Operating leasing	100.00%	100.00%
Capital Investments SAFI S.A.	Peru	Trust	100.00%	100.00%
Fondo de Inversión en Arrendamiento Operativo Renting Perú	Peru	Car Rental	100.00%	100.00%
Leasing Perú S.A.	Peru	Leasing	100.00%	100.00%
FiduPerú S.A. Sociedad Fiduciaria	Peru	Trust	98.81%	98.81%
Bancolombia Puerto Rico Internacional, Inc.	Puerto Rico	Banking	100.00%	100.00%
Suleasing International USA, Inc.	USA	Leasing	100.00%	100.00%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100.00%	100.00%
Banagrícola Guatemala S.A.	Guatemala	Outsourcing	99.16%	99.16%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.16%	99.16%